                                                                      EXHIBIT 21

                      INTERNATIONAL SHIPHOLDING CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 2004

                                                       Jurisdiction Under
                                                         Which Organized
                                                     ----------------------
International Shipholding Corporation (Registrant)   Delaware

   Waterman Steamship Corporation                    New York
      Sulphur Carriers, Inc.                         Delaware

   Central Gulf Lines, Inc.                          Delaware
      Enterprise Ship Company, Inc.                  Delaware
      Material Transfer, Inc.                        Delaware
         Grace Intermodal, Inc. (1)                  Delaware

   CG Railway, Inc.                                  Delaware
         Terminales Transgolfo, S.A. de C.V(2)       Mexico

   Bay Insurance Company Limited                     Bermuda

   LCI Shipholdings, Inc.                            Marshall Islands
      Cape Holding, Ltd.                             Cayman Islands
         Dry Bulk  Cape Holding, Inc. (5)            Panama
            Dry Bulk Africa, LTD. (5)                British Virgin Islands
            Dry Bulk Australia, LTD. (5)             British Virgin Islands
      Gulf South Shipping Pte. Ltd.                  Singapore
      Marco Shipping Co. Pte. Ltd.                   Singapore
         Marcoship Agencies SDN. BHD.                Malaysia
      Belden Cement Holding Inc. (3)                 Panama
         Belden Shipping Pte Ltd (3)                 Singapore
         Echelon Shipping Inc. (3)                   Panama
         Yakumo Shipping Inc. (3)                    Panama
         Tilbury Shipping Inc. (3)                   Panama
         Emblem Shipping Inc. (3)                    Panama
         Shining Star Shipping Inc. (3)              Panama
         Belden Management Inc. (3)                  Panama
         Mattea Shipping, Inc. (3)                   Panama
         Minardi Shipping Inc. (3)                   Panama
         Chariot Shipping Inc. (3)                   Panama
         Epson Shipping Inc. (3)                     Panama

   N. W. Johnsen & Co., Inc.                         New York

   LMS Shipmanagement, Inc.                          Louisiana
      LMS Manning, Inc. (4)                          Philippines

   Lash Intermodal Terminal Co., LLC                 Delaware

(1)  50% owned by Material Transfer, Inc.

(2)  50% owned by CG Railway, Inc.

(3)  26.1% owned by LCI Shipholdings, Inc.

(4)  48% owned by LMS Shipmanagement, Inc.

(5)  50% owned by Cape Shipholding, Inc

     All of the subsidiaries listed above are wholly-owned subsidiaries and are included in the consolidated financial statements incorporated by reference herein unless otherwise indicated.